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                                                                      EXHIBIT 21

                Subsidiaries of Quorum Health Group, Inc. (DE)

            NAME OF                               STATE OF                       D/B/A
          SUBSIDIARY                            INCORPORATION                     NAME
Health Systems Associates, Inc.                 Tennessee

Hospital Management Professionals, Inc.         Tennessee

IOM Health System, L.P.                         Indiana                 Lutheran Hospital of Indiana

Mary Black Healthnetwork, Inc.                  South Carolina

Mary Black Health System LLC                    Delaware                Mary Black Memorial Hospital

Mary Black Holding Company, Inc.                South Carolina

Massillon Health System LLC                     Delaware

Middle Georgia MOB, Inc.                        Georgia

Midlands Medical Associates, L.P.               Nebraska                Midlands Community Hospital

Mississippi Managed Care Affiliates, Inc.       Mississippi

NC-CNH, Inc.                                    Georgia                 Macon Northside Hospital

NC-CSH, Inc.                                    California

NC-DSH, Inc.                                    Nevada                  Desert Springs Hospital

NC-MGH, Inc.                                    Georgia                 Middle Georgia Hospital

NC-SCHI, Inc.                                   Georgia                 Abilene Regional Medical Center

Northside MOB, Inc.                             Georgia

Northside VL, Inc.                              Georgia

River Region  Medical Corporation               Mississippi             Parkview Regional Medical Center

QHG of Alabama, Inc.                            Alabama                 Flowers Hospital

QHG of Barberton, Inc.                          Ohio

QHG of Enterprise, Inc.                         Alabama                 Medical Center Enterprise

QHG of Fort Wayne, Inc.                         Indiana

QHG of Gadsden, Inc.                            Alabama                 Gadsden Regional Medical Center

QHG of Indiana, Inc.                            Indiana





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
            NAME OF                               STATE OF                       D/B/A
          SUBSIDIARY                            INCORPORATION                     NAME
QHG of Jacksonville, Inc.                       Alabama                 Jacksonville Hospital

QHG of Lake City, Inc.                          South Carolina          Carolinas Hospital System -- Lake City
                                                                        Carolinas Hospital System -- Kingstree
QHG of Massillon, Inc.                          Ohio

QHG of Nebraska, Inc.                           Nebraska

QHG of Ohio, Inc.                               Ohio                    Park Medical Center

QHG of Spartanburg, Inc.                        South Carolina

QHG of South Carolina, Inc.                     South Carolina          Carolinas Hospital System

QHG of Texas, Inc.                              Texas

QHP of Midlands, Inc.                           Nebraska

QHR of Delaware, Inc.                           Delaware

Quorum, Inc.                                    Delaware

Quorum Health Group of Vicksburg, Inc.          Tennessee

Quorum Health Resources, Inc.                   Delaware

Quorum Health Services, Inc.                    Delaware

Quorum Management Services, Inc.                Tennessee

Software Sales Corp.                            Tennessee

Spartanburg Physician Services, Inc.            South Carolina

Tri-State Managed Care, Inc.                    Alabama





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